Dryden Small-Cap Core Equity Fund, Inc.
                      Gateway Center Three
                       100 Mulberry Street
                    Newark, New Jersey 07102



                                                    June 18, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Small-Cap Core Equity Fund, Inc.
  File No. 811-08167


Ladies and Gentlemen,

     Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Small-Cap Core Equity Fund, Inc. for the Semi-Annual period ended April 30, 2008. The Form N-SAR was filed using the EDGAR system.


                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 18th day of June 2008.



             Dryden Small-Cap Core Equity Fund, Inc.




Witness:  /s/ Robert A. Hymas II                  By:  /s/
Jonathan D. Shain
        Robert A. Hymas II                  Jonathan D. Shain
                                        Assistant Secretary